As filed with the Securities and Exchange Commission on November 8, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HILB, ROGAL AND HAMILTON COMPANY
(Exact name of registrant as specified in its charter)

Virginia	54-1194795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4951 Lake Brook Drive, Suite 500
Glen Allen, Virginia 23060
(804) 747-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Walter L. Smith, Esq.
Senior Vice President, General Counsel and Secretary
Hilb, Rogal and Hamilton Company
4951 Lake Brook Drive, Suite 500
Glen Allen, Virginia 23060
(804) 747-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:
Robert E. Spicer, Jr., Esq.	John M. Brandow, Esq.
John M. Oakey, III, Esq.	Davis Polk & Wardwell
Williams, Mullen, Clark & Dobbins, P.C.	450 Lexington Avenue
1021 East Cary Street, 16th Floor	New York, New York 10017
Richmond, Virginia 23219	(212) 450-4000
(804) 643-1991
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-99869
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	29,520 shares	$38.10	$1,124,712	$103

EXPLANATORY NOTE

In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Registration Statement on Form S-3, File No. 333-99869, filed by Hilb, Rogal and Hamilton Company (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on September 20, 2002, as amended on October 31, 2002, including the exhibits thereto and each of the documents incorporated by reference therein, and declared effective by the Commission on November 7, 2002, are hereby incorporated by reference into this Registration Statement. This Registration Statement is being filed with respect to the registration of an additional 29,520 shares of the Registrant’s common stock, without par value, pursuant to Rule 462(b) under the Securities Act.

EXHIBITS

5.1	Opinion of Williams Mullen.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (with respect to the Registrant).

23.3	Consent of Ernst & Young LLP (with respect to Hobbs Group, LLC).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Henrico County, Commonwealth of Virginia, on this 8th day of November, 2002.

HILB, ROGAL AND HAMILTON COMPANY

By:	/s/ ANDREW L. ROGAL
Name: Andrew L. Rogal Title: Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints each of Carolyn Jones and Walter L. Smith as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANDREW L. ROGAL Andrew L. Rogal	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2002

/s/ CAROLYN JONES Carolyn Jones	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 8, 2002

/s/ ROBERT W. BLANTON, JR. Robert W. Blanton, Jr.	Vice President and Controller (Principal Accounting Officer)	November 8, 2002

/s/ ROBERT H. HILB Robert H. Hilb	Chairman Emeritus and Director	November 8, 2002

/s/ MARTIN L. VAUGHAN, III Martin L. Vaughan, III	President, Chief Operating Officer and Director	November 8, 2002

/s/ TIMOTHY J. KORMAN Timothy J. Korman	Executive Vice President, Finance and Administration and Director	November 8, 2002

/s/ THEODORE L. CHANDLER, JR. Theodore L. Chandler, Jr.	Director	November 8, 2002

/s/ NORWOOD H. DAVIS, JR. Norwood H. Davis, Jr.	Director	November 8, 2002

/s/ ROBERT W. FIONDELLA Robert W. Fiondella	Director	November 8, 2002

/s/ J.S.M. FRENCH J.S.M. French	Director	November 8, 2002

/s/ THOMAS A. GOLUB Thomas A. Golub	Director	November 8, 2002

Signature	Title	Date

/s/ ANTHONY F. MARKEL Anthony F. Markel	Director	November 8, 2002

/s/ THOMAS H. O’BRIEN Thomas H. O’Brien	Director	November 8, 2002

/s/ DAVID W. SEARFOSS David W. Searfoss	Director	November 8, 2002

/s/ JULIOUS P. SMITH, JR. Julious P. Smith, Jr.	Director	November 8, 2002

/s/ ROBERT S. UKROP Robert S. Ukrop	Director	November 8, 2002

EXHIBIT INDEX

Exhibit No.	Document

5.1	Opinion of Williams Mullen.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (with respect to the Registrant).

23.3	Consent of Ernst & Young LLP (with respect to Hobbs Group, LLC).